Exhibit 99.4

drugstore.com, inc.

Unaudited Pro Forma Consolidated Balance Sheet

(in thousands, except share data)

As of September 27, 2009

	drugstore.com	Salu, Inc.	Pro Forma Adjustments	Note Reference	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$21,346	$1,849	$(19,456)	A	$11,999
			(1,740)	F
			10,000	D
Marketable securities	16,013	—	—		16,013
Accounts receivable, net of allowances	10,922	792	—		11,714
Inventories	32,467	4,034	125	I	36,626
Other current assets	2,783	363	—		3,146

Total current assets	83,531	7,038	(11,071)		79,498
Fixed assets, net	24,810	526	—		25,336
Other intangible assets, net	3,426	—	11,337	C	14,763
Goodwill	32,202	—	25,402	C	57,604
Other long-term assets	219	6	—		225

Total assets	$144,188	$7,570	$25,668		$177,426

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,054	$3,361	$—		$34,415
Accrued compensation	4,203	198	—		4,401
Accrued marketing expenses	4,492	—	—		4,492
Other current liabilities	1,427	514	242	A	2,183
Current portion of long-term debt	431	3,064	(3,064)	E	431

Total current liabilities	41,607	7,137	(2,822)		45,922
Long-term debt, less current portion	3,021	—	10,000	D	13,021
Deferred income taxes	958	—	3,070	G	4,028
Other long-term liabilities	1,154	—	231	A	1,385

Stockholders’ equity:
Common stock
Issued shares - 99,993,377
Outstanding shares - 99,887,958	867,260	40,278	(40,278)	B	884,622
			17,362	A
Treasury stock - 105,419 shares issued	(151)	—	—		(151)
Accumulated other comprehensive income (loss)	(53)	63	(63)	B	(53)
Accumulated deficit	(769,608)	(39,908)	39,908	B	(771,348)
			(1,740)	F

Total stockholders’ equity	97,448	433	15,189		113,070

Total liabilities and stockholders’ equity	$144,188	$7,570	$25,668		$177,426

See notes to pro forma combined condensed financial statements.

drugstore.com, inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

For the Nine Months Ended September 27, 2009

	drugstore.com	Salu, Inc.	Pro Forma Adjustments	Reclassifications		Note Reference	Pro Forma Combined
Net sales	$295,471	$30,024					$325,495
Costs and expenses:
Cost of sales	210,722	20,797	125		(976)	I	230,668
Fulfillment and order processing	32,976	—			2,568		35,544
Marketing and sales	27,424	3,371			(573)		30,222
Technology and content	18,237	1,125			228		19,590
General and administrative	11,401	3,854			(975)		14,280
Amortization of intangible assets	449	—	299		—	C	748
Depreciation		272			(272)		—

Total costs and expenses	301,209	29,419	424		—		331,052

Operating income (loss)	(5,738)	605	(424)		—		(5,557)
Interest income (expense), net	38	(333)	(337)		—	D
			312		—	E	(320)

Income (loss) from continuing operations	$(5,700)	$272	$(449)	$			$(5,877)

Basic and diluted loss from continuing operations per share	$(0.06)						$(0.06)

Weighted average shares	99,000,725					H	103,609,953

See notes to pro forma combined condensed financial statements.

drugstore.com, inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

For the Year Ended December 28, 2008

	drugstore.com	Salu, Inc.	Pro Forma Adjustments	Reclassifications	Note Reference	Pro Forma Combined
Net sales	$366,579	$40,870				$407,449
Costs and expenses:
Cost of sales	263,697	30,310	125	(1,301)	I	292,831
Fulfillment and order processing	43,377	—		3,425		46,802
Marketing and sales	33,591	8,270		(764)		41,097
Technology and content	23,011	1,824		206		25,041
General and administrative	19,034	4,810		(1,321)		22,523
Amortization of intangible assets	867	—	399		C	1,266
Depreciation	—	245	—	(245)		—

Total costs and expenses	383,577	45,459	524	—		429,560

Operating loss	(16,998)	(4,589)	(524)	—		(22,111)
Interest income (expense), net	631	(240)	(450)	—	D
			397	—	E	338

Loss from continuing operations	$(16,367)	$(4,829)	$(577)	$—		$(21,773)

Basic and diluted loss from continuing operations per share	$(0.17)					$(0.22)

Weighted average shares	96,481,797				H	101,091,025

See notes to pro forma combined condensed financial statements.

DRUGSTORE.COM, INC.

NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

BASIS OF PRESENTATION

The following unaudited pro forma combined financial statements are based on our historical consolidated financial statements and Salu’s historical consolidated financial statements, each included in this Form 8K/A, and adjusted to give effect to the February 19, 2010 acquisition of Salu. The unaudited pro forma combined statements of operations for the nine months ended September 27, 2009 and the twelve months ended December 28, 2008 give effect to the Salu acquisition as if it had occurred on the first day of our fiscal year 2008 (December 31, 2007). The unaudited pro forma combined balance sheet as of September 27, 2009 gives effect to the Salu acquisition as it had occurred on September 27, 2009.

The pro forma combined condensed consolidated financial statements reflect the issuance of 5,425,678 shares of drugstore.com common stock, par value $.0001 per share (“drugstore.com Common Stock”) and a payment of $19.5 million in cash in connection with the acquisition of Salu, Inc (“Salu”). The Salu acquisition is accounted for under the purchase method of accounting in accordance Accounting Standards Codification 805 Business Combinations. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Salu have been combined with the recorded values of the assets and liabilities of drugstore.com in the unaudited pro forma combined condensed consolidated financial statements. The results of operations of Salu between drugstore.com’s fiscal periods ended and Salu’s fiscal periods ended is not material to the pro forma combined condensed consolidated financial statements.

We account for acquisitions using the acquisition method of accounting. Under the acquisition method, assets acquired and liabilities assumed from acquisitions are recorded at their fair values as of the acquisition date. Any excess of the purchase price over the fair values of the net assets acquired are recorded as goodwill. Our purchased intangible assets and goodwill are not deductible for tax purposes. However, acquisition method accounting allows for the establishment of deferred tax liabilities on purchased intangible assets, other than goodwill.

The following summarizes the fair values of Salu’s assets and acquired liabilities assumed based on the total consideration at acquisition of $37.3 million which represents $19.5 million of cash, $17.4 million of common stock issued, and $0.5 million of deferred acquisition payments. The following table also includes cash acquired of $1.4 million as of the acquisition date:

In-definite lived intangible assets	8,749
definite lived intangible assets	2,588
Deferred tax liability	(3,070)
Net tangible assets	3,833
Goodwill	25,200

Total consideration	$37,300

PRO FORMA ADJUSTMENTS

A.	To reflect the issuance of 5,425,678 shares of drugstore.com Common Stock having a fair value of $3.20 per share or $17.4 million, and the payment of approximately $19.5 million in cash (less approximately $1.9 million of Salu’s transaction expenses and the repayment of Salu’s loan paid out of the merger consideration) to the Salu stockholders. Of this initial consideration, drugstore.com paid approximately $2.7 million in cash and 816,450 shares of our common stock into escrow to secure post-closing indemnification obligations of Salu’s stockholders. In addition, certain employees of Salu are eligible to receive a performance incentive payment payable in cash over a two-year period commencing in fiscal year 2010. The fair value of the performance incentive of $0.5 million is reflected in the purchase price allocation and the liability is reported in other current and long-term liabilities and therefore not included in the consolidated statements of operations.

B.	To eliminate the historical common stock, accumulated other comprehensive income (loss) and accumulated deficit of Salu.

C.	The purchase price allocation is based on management’s estimates of the fair values of the tangible assets and intangible assets. Goodwill is the excess of the purchase price over the fair value of assets and liabilities acquired in connection with the Salu acquisition. The goodwill and in-definite lived intangible assets will be evaluated for impairment annually. The other purchased intangible assets will be amortized on a straight-line basis over a period of three to nine years.

D.	To record borrowings of $10.0 million on the line of credit to fund a portion of the cash purchase price for the Salu acquisition and interest expense at 4.5% (the current interest rate on the line of credit) for the nine months ended September 27, 2009 and for the year ended December 28, 2008.

E.	To reflect the elimination of Salu’s debt obligations paid out of the merger consideration and the reduction of interest expense for the nine months ended September 27, 2009 and for the year ended December 28, 2008.

F.	To reflect one-time transaction costs incurred by drugstore.com and Salu. Transaction costs of $1.7 million were recorded as an expense by drugstore.com upon the close of the acquisition and since the costs are non-recurring, they are not included in the pro forma condensed consolidated statement of operations for the nine months ended September 27, 2009 and for the year ended December 28, 2008. Transaction costs of $1.9 million, paid out of the merger consideration, were incurred by Salu and therefore included in the purchase price allocation.

G.	To reflect the deferred tax liability on $8.7 million of indefinite lived intangible assets.

H.	To reflect 4,609,228 shares of drugstore.com Common Stock issued in conjunction with the acquisition of Salu (excluding 816,450 shares held in escrow) as outstanding as of the beginning of the nine months ended September 27, 2009 and for the year ended December 28, 2008.

I.	To reflect the inventory at fair value in connection with the purchase price allocation and record the step up in inventory value as cost of sales in the pro forma condensed consolidated statement of operations for the nine months ended September 27, 2009 and for the year ended December 28, 2008.

PRO FORMA LOSS FROM CONTINUING OPERATIONS PER SHARE

We compute pro forma loss from continuing operations per share using the two-class method. We compute pro forma basic loss from continuing operations per share by dividing loss from continuing operations by the weighted-average number of shares outstanding during the applicable period, plus shares of drugstore.com Common Stock issued in connection with the Salu acquisition, excluding drugstore.com Common Stock held in escrow, and including outstanding participating securities in periods of net income. Participating securities include restricted stock awards as holders of these securities are entitled to receive non-forfeitable dividends prior to vesting at the same rate as holders of our common stock.

We compute pro forma diluted loss from continuing operations per share using the weighted-average number of shares determined for the loss from continuing operations per share computation plus the dilutive effect of common stock equivalents using the treasury stock method. Common equivalent shares are excluded from the computation if their effect is antidilutive. All the common equivalent shares including stock options and stock consideration held in escrow are antidilutive and therefore excluded from the computation of pro form diluted loss from continuing operations per share.

drugstore.com Common Stock issued in connection with the Salu’s acquisition is assumed outstanding at the beginning of the period.

CONFORMING AND RECLASSIFICATION ADJUSTMENTS

There were no material adjustments required to conform the accounting policies of drugstore.com and Salu, however, certain reclassifications have been made to the consolidated financial statements of Salu to conform to drugstore.com’s presentation. There were no intercompany transactions.